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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 ---------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                13-2740599
             -----------                             ------------
(State of incorporation or organization)           (I.R.S. Employer
                                                  Identification No.)

        4 World Financial Center
           New York, New York                           10080
        ------------------------                        -----
(Address of principal executive offices)              (Zip Code)


If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to Section                securities pursuant to Section
12(b) of the Exchange Act and is              12(g) of the Exchange Act and is
effective pursuant to General                 effective pursuant to General
Instruction A.(c), please check               Instruction A.(d), please check
the following box.[X]                         the following box.[_]

Securities Act registration statement file number to which this form relates:
333-52822
---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered
-------------------                           ------------------------------

7% Callable STock Return Income DEbt          The American Stock Exchange
Securities/SM/ due March   , 2004,
payable at maturity with Dell
Computer Corporation common stock

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

"STock Return Income DEbt Securities" and "STRIDES" are service marks of Merrill
 Lynch & Co., Inc.



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Item 1.       Description of Registrant's Notes to be Registered.
              --------------------------------------------------

         The description of the general terms and provisions of the 7% Callable STock Return Income DEbt Securities/SM/ due March , 2004, payable at maturity with Dell Computer Corporation common stock, to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated March 22, 2002, and the Prospectus dated January 24, 2001, attached hereto as
Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-52822 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.           Exhibits.
                  --------

               99 (A) Preliminary Prospectus Supplement dated March 22, 2002, and Prospectus dated January 24, 2001 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

               99 (B)           Form of Note.

               99 (C)           Copy of Indenture between Merrill Lynch &
                                Co., Inc. and JPMorgan Chase Bank, formerly
                                Chemical Bank (successor by merger to
                                Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

         Other securities issued by Merrill Lynch & Co., Inc. are listed on The American Stock Exchange.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                        2

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                      MERRILL LYNCH & CO., INC.

                                                  By: /s/ Andrew J. Quigley
                                                      --------------------------
                                                      Andrew J. Quigley
                                                      Assistant Secretary
Date: March 25, 2002

                                        3

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549








                            MERRILL LYNCH & CO., INC.








                                    EXHIBITS
                                       TO
                          FORM 8-A DATED MARCH 25, 2002

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                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
-----------

99 (A)                 Preliminary Prospectus Supplement dated March   22, 2002,
                       and Prospectus dated January 24, 2001 (incorporated by reference to registrant's filing pursuant to Rule 424
                       (b)).


99 (B)                 Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                        2